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                                   EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-106016) of Bob Evans Farms, Inc. pertaining to the registration of 600,000 shares of common stock pursuant to the Bob Evans Farms, Inc. and Affiliates 401K Retirement Plan of our reports
(a) dated June 6, 2005 with respect to the consolidated financial statements of Bob Evans Farms, Inc., Bob Evans Farms, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Bob Evans Farms, Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended April 29, 2005, and (b) dated June 10, 2005, with respect to the financial statements and schedule of the Bob Evans Farms, Inc. and Affiliates 401(k) Retirement Plan included in the Plan's Annual Report (Form 11-K) for the year ended December 31, 2004, both filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young LLP

Columbus, Ohio
July 12, 2005